UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, Adeptus Health, Inc. (the “Company”) announced that Thomas S. Hall, Chief Executive Officer and Chairman of the Board, has decided to retire from those positions. To ensure an orderly transition, Mr. Hall intends to continue to serve as Chief Executive Officer until the earlier of mid-2017 or the appointment of his successor.  He will remain as Chairman of the Board of Directors until the Company’s 2017 Annual Meeting, at which time he will not stand for reelection. The Board of Directors has established a search committee to identify Mr. Hall’s successor and intends to retain an executive search firm to assist in the process. Mr. Hall’s resignation as director was not due to any dispute or disagreement with the Company over any matter relating to the Company’s operations, policies or practices.

On September 7, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Timothy M. Mueller
Name:	Timothy M. Mueller
Title:	Senior Vice President and General Counsel

September 7, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 7, 2016.